As filed with the Securities and Exchange Commission on February 2, 2023.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

Under

The Securities Act of 1933

Structure Therapeutics Inc.

(Exact name of Registrant as specified in its charter)

Cayman Islands	2834	98-1480821
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

611 Gateway Blvd., Suite 223

South San Francisco, CA 94080

(628) 229-9277

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Raymond Stevens, Ph.D.

Chief Executive Officer

Structure Therapeutics Inc.

611 Gateway Blvd., Suite 223

South San Francisco, CA 94080

(628) 229-9277

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Charles S. Kim Patrick Loofbourrow Andrew Harline Su Lian Lu Cooley LLP 10265 Science Center Drive San Diego, CA 92121 (858) 550-6000	Cheston Larson Matthew T. Bush Latham & Watkins LLP 12670 High Bluff Drive San Diego, CA 92130 (858) 523-5400

Approximate date of commencement of proposed sale to the public:

As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box.  ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒ 333-269200

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

This Registration Statement shall become effective upon filing in accordance with Rule 462(b) under the Securities Act.

EXPLANATORY NOTE AND INCORPORATION OF

CERTAIN INFORMATION BY REFERENCE

Pursuant to Rule 462(b) under the Securities Act of 1933, as amended (“Securities Act”), Structure Therapeutics Inc. (“Registrant”) is filing this Registration Statement on Form S-1 (this “Registration Statement”) with the Securities and Exchange Commission (“Commission”). This Registration Statement relates to the public offering of securities contemplated by the Registration Statement on Form S-1, as amended (File No. 333-269200) (the “Prior Registration Statement”), which the Registrant originally filed with the Commission on January 12, 2023, and which the Commission declared effective on February 2, 2023.

The Registrant is filing this Registration Statement for the sole purpose of increasing the aggregate offering price of American depositary shares (“ADSs”), representing ordinary shares, par value $0.0001 per share, to be offered in the public offering by $30,877,500, including additional ADSs that may be sold upon exercise of the underwriters’ option to purchase additional ADSs from the Registrant. The additional ADSs that are being registered for sale are in an amount and at a price that together represent no more than 20% of the maximum aggregate offering price set forth in the Filing Fee Table (Exhibit 107) contained in the Prior Registration Statement. The information set forth in the Prior Registration Statement and all exhibits to the Prior Registration Statement are incorporated by reference into this Registration Statement.

The required opinions and consents are listed on the Exhibit Index attached hereto and filed herewith.

EXHIBIT INDEX

Exhibit Number	Description

5.1	Opinion of Travers Thorp Alberga.

5.2	Opinion of Zhong Lun Law Firm.

23.1	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm.

23.2	Consent of Travers Thorp Alberga (included in Exhibit 5.1).

23.3	Consent of Zhong Lun Law Firm (included in Exhibit 5.2).

24.1	Powers of Attorney (incorporated by reference to Exhibit 24.1 to the Registration Statement on Form S-1 (Registration No. 333-269200)).

107	Filing Fee Table.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this registration statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California on February 2, 2023.

STRUCTURE THERAPEUTICS INC.

By:	/s/ Raymond Stevens, Ph.D.
Raymond Stevens, Ph.D. Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement on Form S-1 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Raymond Stevens, Ph.D.	Chief Executive Officer and Director	February 2, 2023
Raymond Stevens, Ph.D.	(Principal Executive Officer)

/s/ Jun Yoon	Chief Financial Officer	February 2, 2023
Jun Yoon	(Principal Accounting and Financial Officer)

*	Chairman	February 2, 2023
Daniel Welch

*	Director	February 2, 2023
Eric Dobmeier

*	Director	February 2, 2023
Ramy Farid, Ph.D.

*	Director	February 2, 2023
Sharon Tetlow

*	Director	February 2, 2023
Joanne Waldstreicher, M.D.

*By Attorney-in-Fact

/s/ Raymond Stevens, Ph.D.
Raymond Stevens, Ph.D.